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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        ---------------------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       ----------------------------------

                                COMSTAR.NET, INC.
             (Exact name of Registrant as Specified in Its Charter)


       Georgia                                                  58-2235514
(State of Incorporation                                      (I.R.S. Employer
   or Organization)                                       Identification Number)


          2812 Spring Road
             Suite 210
          Atlanta, Georgia                                       30339
(Address of Principal Executive Offices)                       (Zip Code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

Securities Act registration statement file number to which this form relates:
333-86877
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Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                                Name of Each Exchange on
to be so Registered                         Which Each Class is to be Registered
-------------------                         ------------------------------------

     None

Securities to be registered pursuant to Section 12(g) of the Act:

                      Common Stock, no par value per share
                                (Title of Class)


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         For information with respect to the common stock, no par value per share, of comstar.net, inc., a Georgia corporation see the information under the captions "Description of Capital Stock" and "Dividend Policy" contained in the prospectus to be filed by comstar.net, inc. pursuant to Rule 424(b) and deemed a part comstar.net, inc.'s Registration Statement on Form S-1 filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 on September 10, 1999, and as amended on October 15, 1999, October 27, 1999, and November 9, 1999 and as may be amended further from time to time (as so amended, the "Form S-1"). The prospectus is deemed to be incorporated herein by reference.

ITEM 2.  EXHIBITS.

         The following exhibits are filed as a part of the Registration
Statement:

Exhibit No.     Description
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

   3.1          Amended and Restated Articles of Incorporation dated November
                20, 1998 and Articles of Amendment to the Amended and Restated
                Articles of Incorporation dated July 29, 1999 of the
                Registrant (incorporated by reference to Exhibit 3.1 to the Form S-1, Registration No. 333-86877).
   3.2          Form of Amended and Restated Articles of Incorporation of the
                Registrant to be filed upon the completion of the offering
                (incorporated by reference to Exhibit 3.2 to the Form S-1, Registration No. 333-86877).
   3.3          Bylaws of the Registrant (incorporated by reference to Exhibit
                3.3 to the Form S-1, Registration No. 333-86877).
   3.4 Amended and Restated Bylaws of the Registrant to become effective upon the completion of the offering (incorporated by reference to Exhibit 3.4 to the Form S-1, Registration No.
                333-86877).
   4.1 See Exhibits 3.1 through 3.4 for provisions of the Articles of Incorporation and Bylaws of the Company defining rights of holders of the Company's Common Stock (incorporated by reference to Exhibits 3.1 through 3.4 to the Form S-1, Registration No. 333-86877).
   4.2 Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Form S-1, Registration No. 333-86877).

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, comstar.net, inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      comstar.net, inc.


                                      /s/ James C. Howell
                                      -------------------
                                      J. Cary Howell
                                      Chief Executive Officer

Date:    November 18, 1999